UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) amends Item 5.02 of Radian Group Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2022 (the “Original Form 8-K”). This Amendment should be read in conjunction with the Original Form 8-K. Except as set forth below, the Original Form 8-K remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in the Original Form 8-K, effective December 14, 2022, Robert J. Quigley, the Company’s Executive Vice President, Controller and Chief Accounting Officer, began serving as the Company’s interim principal financial officer. In connection with this designation, on December 20, 2022, the Compensation and Human Capital Management Committee of the Board of Directors of the Company granted to Mr. Quigley 10,000 time-based restricted stock units (“Time-Based RSUs”). The Time-Based RSUs are scheduled to vest in three pro rata installments on December 20, 2023, December 20, 2024 and December 20, 2025, as long as Mr. Quigley is an employee of Radian on the vesting date. The treatment of the Time-Based RSUs upon the occurrence of certain employment termination events is described under “Termination of Employment Events” below. Mr. Quigley is entitled to receive dividend equivalents on the Time-Based RSU awards, the right to which is subject to the same vesting, payment, forfeiture and other terms and conditions as the related award.

Termination of Employment Events

Generally, the Time-Based RSUs would be treated as follows if Mr. Quigley’s employment is terminated for the following reasons:

Termination Event	Time-Based RSUs
Voluntary Termination	All unvested Time-Based RSUs are forfeited
Involuntary Termination* (No Change of Control)

•  If terminated on or before the first vesting date of the Time-Based RSUs, 33% of the Time-Based RSUs will automatically vest, and the remaining Time-Based RSUs will be forfeited

•  If terminated after the first vesting date of the Time-Based RSUs, any unvested Time-Based RSUs will automatically vest on the date of termination

Involuntary Termination* (Occurring 90 Days Before or One Year After Change of Control)	Accelerate vesting of Time-Based RSUs in full on the termination date (or, if later, on the date of the Change of Control)
Death / Disability	Accelerate vesting of Time-Based RSUs in full on date of death or disability
Retirement	Accelerate vesting of Time-Based RSUs in full on retirement date

*	An “Involuntary Termination” is generally defined as a termination of employment by the Company other than for “cause” or a termination of employment by the employee for “good reason.”

The Time-Based RSUs include a provision that prohibits the Mr. Quigley from competing with the Company and from soliciting the Company’s employees or customers for a period of 12 months following termination of employment for any reason.

The foregoing summary of the Time-Based RSUs is not a complete description of all of the terms and conditions, and is qualified in its entirety by reference to the full text of the form of grant instrument, which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 22, 2022

	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Senior Executive Vice President, General Counsel and Corporate Secretary